SCHEDULE 14A INFORMATION
 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2)
[X] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                           Closure Medical Corporation
                (Name of Registrant as Specified in its Charter)

                           Closure Medical Corporation
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per exchange Act Rules 14a-6(i)(4) and 0-11.

         1)  Title of each class of securities to which transaction applies:



         2)  Aggregate number of securities to which transaction applies:



         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: *



         4)  Proposed maximum aggregate value of transaction:



         5)  Total fee paid:



* Set forth the amount on which the filing fee is calculated and state how it was determined.

[  ]     Fee paid previously with preliminary materials.
[  ]     Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid:
         2)  Form, Schedule or Registration Statement No.:
         3)  Filing Party:
         4)  Date Filed:

                                     [LOGO]



                         -------------------------------

                  NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 4, 1997
                         -------------------------------


To Our Stockholders:

         Notice is hereby given that the 1997 Annual Meeting of stockholders (the "Annual Meeting") of CLOSURE MEDICAL CORPORATION (the "Company") will be held on June 4, 1997 at 9:00 a.m., local time, at the North Raleigh Hilton, 3415 Wake Forest Road, Raleigh, North Carolina, for the following purposes:

         1. To elect two Class I directors to the Board of Directors, each to serve a three-year term and until the election and qualification of his successor;

         2. To approve and adopt the Company's Amended and Restated 1996 Equity Compensation Plan; and

         3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         Only stockholders of record as of the close of business on April 9, 1997 will be entitled to vote at the Annual Meeting and any adjournments thereof. A list of stockholders of the Company as of the close of business on April 9, 1997 will be available for inspection during normal business hours for ten days prior to the Annual Meeting at the Company's executive offices at 5265 Capital Boulevard, Raleigh, North Carolina.

                                      By Order of the Board of Directors,

                                      J. Blount Swain
                                      Secretary


April 30, 1997


         YOUR PROXY VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                           CLOSURE MEDICAL CORPORATION
                             5265 Capital Boulevard
                                Raleigh, NC 27616

                         -------------------------------

                                 PROXY STATEMENT
                                       FOR
                       1997 ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 4, 1997
                         -------------------------------


         This Proxy Statement is being furnished to the stockholders of Closure Medical Corporation (the "Company") in connection with the Annual Meeting of Stockholders of the Company to be held on June 4, 1997 and any adjournments thereof (the "Annual Meeting"). This Proxy Statement and the enclosed Proxy Card are being mailed to stockholders on or about April 30, 1997.

         Execution and return of the enclosed Proxy Card are being solicited by and on behalf of the Board of Directors of the Company for the purposes set forth in the foregoing notice of meeting. The costs incidental to the solicitation and obtaining of proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals, will be borne by the Company. Proxies may be solicited, without extra compensation, by officers and employees of the Company by mail, telephone, telefax, personal interviews and other methods of communication.

         The Annual Report to Stockholders for the fiscal year ended December 31, 1996, including financial statements and other information with respect to the Company, is being mailed to stockholders with this Proxy Statement but does not constitute a part of this Proxy Statement.


                              VOTING AT THE MEETING

Record Date; Vote Required; Proxies

         Only stockholders of record at the close of business on April 9, 1997 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments thereof. As of that date, the Company had outstanding 13,180,696 shares of Common Stock. The holders of a majority of the outstanding shares of Common Stock, represented in person or by proxy, shall constitute a quorum at the Annual Meeting. A quorum is necessary before business may be transacted at the Annual Meeting except that, even if a quorum is not present, the stockholders present in person or by proxy shall have the power to adjourn the meeting from time to time until a quorum is present. Each stockholder entitled to vote shall have the right to one vote for each share of Common Stock outstanding in such stockholder's name.

         The shares of Common Stock represented by each properly executed Proxy Card will be voted at the Annual Meeting in the manner directed therein by the stockholder signing such Proxy Card. The Proxy Card provides spaces for a stockholder to withhold authority to vote for either nominee for the Board of Directors and to vote for or against or to abstain from voting with respect to the proposal to approve and adopt the Company's Amended and Restated 1996 Equity Compensation Plan (the "New Plan").

         Except for the election of directors, for which a plurality of the votes cast is required, and except as otherwise provided in the Company's Certificate of Incorporation and By-Laws, the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote is required to approve and adopt the New Plan or to take action with respect to any other matter that may properly be brought before the Annual Meeting.

         With regard to the election of directors, votes may be cast in favor of or withheld from any or all nominees. Votes that are withheld will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum. Abstentions may be specified on the proposal to approve and adopt the New Plan (but not for the election of directors). Abstentions will be considered present and entitled to vote at the Annual Meeting, but will not be counted as votes cast in the affirmative. Abstentions on the proposal to approve and adopt the Plan will have the effect of a negative vote because this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote.

         Brokers who hold shares in street name for customers have the authority under the rules of the various stock exchanges to vote on certain items when they have not received instructions from beneficial owners. The Company believes that brokers that do not receive instructions are entitled to vote those shares with respect to the election of directors; however, the Company believes that brokers are not entitled to vote such shares with respect to the proposal to approve and adopt the New Plan. A failure by brokers to vote these shares will have no effect on the outcome of the election of directors or on the proposal to approve and adopt the New Plan.

         If a signed Proxy Card is returned and the stockholder has given no direction with respect to a voting matter, the shares will be voted with respect to that matter by the proxy agents as recommended by the Board of Directors. Execution and return of the enclosed Proxy Card will not affect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by giving notice of revocation to the Secretary of the Company at any time before the proxy is voted.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of Common Stock as of April 2, 1997 by (i) each person known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each of the officers named in the Summary Compensation Table, (iii) each of the Company's directors (including the nominees) and (iv) all directors and executive officers of the Company as a group:


                                                         Shares
                                                  Beneficially Owned(1)
                                           -------------------------------

       Name of Beneficial Owner            Number                  Percent

Rolf D. Schmidt(2)......................  3,166,831                23.7%

F. William Schmidt(3)...................  3,126,831                23.7%

Robert V. Toni(4).......................    746,640                 5.7%

J. Blount Swain(4)......................    497,220                 3.8%

Jeffrey G. Clark(4).....................    496,040                 3.8%

Joe B. Barefoot(4)(5)...................    374,494                 2.8%

Michael K. Lorelli(4)...................     38,750                  *

Dennis C. Carey(4)......................     28,270                  *

Randy H. Thurman(4).....................     20,750                  *

All directors and executive officers as
 a group (9 persons)(6)                   7,895,914                59.3%

* Less than 1%.

  (1)Nature of ownership consists of sole voting and investment power unless otherwise indicated. Includes shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 2, 1997.
  (2)The address of the stockholder is 205 Sweitzer Road, Sinking Springs, PA 19608. Includes (a) 2,246,945 shares held by Cacoosing Partners, L.P., a limited partnership of which Rolf D. Schmidt is the sole general partner, for which shares he is deemed to have sole voting and investing power; (b) 599,912 shares held by OMI Partners, L.P., a limited partnership of which Rolf D. Schmidt and F. William Schmidt are the sole general partners, for which shares they are deemed to share voting and investment power; and (c) 140,000 shares owned jointly by Rolf D. Schmidt and his spouse, for which shares he is deemed to share voting and investment power.
  (3)The address of the stockholder is 534 Ridge Avenue, Ephrata, PA 17522. Includes (a) 2,246,945 shares held by Triangle Partners, L.P., a limited partnership of which F. William Schmidt is the sole general partner, for which shares he is deemed to have sole voting and investing power; (b) 599,912 shares held by OMI Partners, L.P., a limited partnership of which Rolf D. Schmidt and F. William Schmidt are the sole general partners, for which shares they are deemed to share voting and investment power; and (c) 50,000 shares held by F. William Schmidt's spouse, for which shares he disclaims beneficial ownership.
  (4)The address of the stockholder is c/o Closure Medical Corporation, 5265 Capital Boulevard, Raleigh, NC 27616. Includes the following shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 2, 1997: Robert V. Toni--26,640; J. Blount Swain--17,220; Jeffrey G. Clark--16,040; Joe B. Barefoot--12,184; Michael K. Lorelli--18,750; Dennis C. Carey--18,750; and Randy H. Thurman--18,750.
  (5)Includes 2,310 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 2, 1997 by Debra Genovese-Barefoot. Ms. Genovese-Barefoot is the spouse of Joe B. Barefoot. Mr. Barefoot disclaims beneficial ownership of such shares.
  (6)Includes 130,644 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 2, 1997.


                          MATTERS CONCERNING DIRECTORS

Election of Directors

         The Company's Board of Directors is divided into three classes. Members of one class are elected each year to serve a three-year term until their successors have been elected and qualified or until their earlier resignation or removal.

         The board of directors has nominated Dennis C. Carey and F. William Schmidt for election as Class I directors. The nominees are presently directors of the Company whose terms expire at the Annual Meeting.

         The nominees have consented to be named and to serve if elected. Unless otherwise instructed by the stockholders, the persons named in the proxies will vote the shares represented thereby for the election of such nominees. The Board of Directors believes each nominee will be able to serve as a director; if this should not be the case, however, the proxies may be voted for one or more substitute nominees to be designated by the Board of Directors, or the Board of Directors may decide to reduce the number of directors. The Board of Directors unanimously recommends a vote FOR each of the nominees.

         Set forth below is certain information with respect to each nominee for director and each other person currently serving as a director of the Company whose term of office will continue after the Annual Meeting, including the class and term of office of each such person. This information has been provided by each director at the request of the Company.

         Class I--Nominees for Terms Continuing until 2000

         Dennis C. Carey, Ph.D. Mr. Carey has served as a director of the Company since May 1996. Mr. Carey serves as Vice Chairman of Spencer Stuart US, an executive search firm, and has overseen the firm's board consulting practice since 1988. Prior to joining Spencer Stuart, he served as a National Practice Director for The Hay Group, a global compensation firm, and was Secretary of Labor to former Governor Pierre S. duPont, IV of Delaware. Mr. Carey holds a Ph.D. in finance and administration from the University of Maryland. He was a co-founder of The Director's Institute at The Wharton School of the University of Pennsylvania and serves on its board of directors. Mr. Carey is 47 years of age.

         F. William Schmidt. Mr. Schmidt, a co-founder of the Company in 1990, has served as a director of the Company since February 1996. Mr. Schmidt co-founded Sharpoint, Inc. with his brother, Rolf D. Schmidt, and completed the design work on production and manufacturing equipment that led to product development within that company. In 1986, a significant portion of the business of Sharpoint, Inc., a developer and manufacturer of surgical needles and sutures, was sold to its primary distributor, Alcon Laboratories, Inc. In 1991, the remainder of such business was sold to a management group. Since 1990, Mr. Schmidt has primarily invested in and devoted substantial time and attention to healthcare-related entities, including the Company. Mr. Schmidt brings 25 years of management and business experience to the Company. Mr. Schmidt is 57 years of age.

         Class II--Directors with Terms Continuing until 1998

         Michael K. Lorelli. Mr. Lorelli has served as a director of the Company since May 1996. Mr. Lorelli is a partner in Tracey & Company LLC, a Boston-based investment banking firm. From September 1, 1996 to December 31, 1996, Mr. Lorelli was the Chief Executive Officer and a director of MobileMedia Corporation, the second largest provider of paging and personal communications services in the United States. MobileMedia Corporation filed for protection under Chapter 11 of the federal bankruptcy code in January 1997. From September 1994 through August 1996, Mr. Lorelli served as President-North/Latin Americas Division for Tambrands, Inc., a leading feminine protection products company. From 1986 to 1994, Mr. Lorelli held a number of executive positions with PepsiCo., most recently as President, Pizza Hut International Division and previously as President, Pepsi-Cola East, and Executive Vice- President, Pepsi-Cola North America. Mr. Lorelli is a director of Trident International. He also serves as a trustee of Sarah Lawrence College and the American Health Foundation. Mr. Lorelli received his M.B.A. from New York University. He is 46 years of age.

         Rolf D. Schmidt. Mr. Schmidt, a co-founder of the Company in 1990, has served as Chairman of the Board of Directors of the Company since February 1996. Mr. Schmidt has served as Chief Executive Officer and Chairman of Performance Sports Apparel, Inc. since 1995. In 1986, a significant portion of the business of Sharpoint, Inc., a developer and manufacturer of surgical needles and sutures co-founded by Mr. Schmidt and his brother, F. William Schmidt, was sold to its primary distributor, Alcon Laboratories, Inc. In 1991, the remainder of such business was sold to a management group. Since 1990, Mr. Schmidt has invested primarily in and devoted substantial time and attention to healthcare-related entities, including the Company. Mr. Schmidt is a senior level executive who brings over 30 years of engineering and management experience to the Company. Mr. Schmidt is 64 years of age.

         Class III--Directors with Terms Continuing until 1999

         Randy H. Thurman. Mr. Thurman has served as a director of the Company since May 1996. Mr. Thurman is the Chief Executive Officer of Health Care Strategies 2000, a health care consulting firm that he founded in 1995, and he also serves as a Director of Spencer Stuart in their worldwide healthcare search practice. From 1993 to 1995, Mr. Thurman held a number of executive positions with Corning Incorporated, most recently as Chairman and Chief Executive Officer of Corning Life Sciences, Inc., a company engaged in providing clinical testing and pharmaceutical services, laboratory products and disease state management. From 1985 to 1993, he held a number of executive positions with Rhone-Poulenc Rorer, Inc., most recently as President of Rhone-Poulenc Rorer Pharmaceuticals, Inc. Mr. Thurman received his M.A. from Webster University and his B.A. from Virginia Polytechnic Institute. Mr. Thurman is also a director of Enzon, Inc. and ONYX Pharmaceuticals, Inc. He is 47 years of age.

         Robert V. Toni. Mr. Toni has served as President and Chief Executive Officer of the Company since June 1994 and as a director of the Company since February 1996. From 1989 to 1994, Mr. Toni was General Manager and Vice President of Sales and Marketing for IOLAB Corporation, a Johnson & Johnson company that marketed and manufactured surgical devices, equipment and pharmaceuticals for the ophthalmic market. From 1987 to 1989, he served as President of Cooper Vision-CILCO, and also served as its Executive Vice President of Operations and Chief Financial Officer from 1984 to 1987. Mr. Toni holds a B.S. degree in Finance from Iona College. Mr. Toni is 56 years of age.

General Information Concerning the Board of Directors and its Committees

         The Board of Directors has standing Executive, Audit and Compensation Committees. During fiscal year 1996, the Board of Directors held four meetings, the Executive Committee held no meetings, the Audit Committee held no meetings and the Compensation Committee held two meetings. Each director attended at least 75% of the aggregate of the meetings of the Board of Directors held during the period for which he was a director, and the meetings of the committee or committees on which he served during such period.

         The Executive Committee, to the extent permitted under Delaware law, may exercise, with certain exceptions, all of the power and authority of the Board of Directors in the management of the business and affairs of the Company. The Executive Committee is intended to serve in the event action must be taken by the board at a time when convening the entire board is not feasible. The Audit Committee is responsible for recommending to the Board of Directors the engagement of the independent auditors of the Company, for reviewing with the independent auditors the scope and results of the audits, and for reviewing the accounting controls, operating, capital and research and development budgets and other financial matters of the Company. The Compensation Committee is responsible for reviewing and approving compensation arrangements for the officers of the Company and other compensation matters generally, for recommending to the Board of Directors the compensation of the Company's chief executive officer and non-employee directors, for establishing incentive compensation or bonus plans, for determining grants under and administering the Plan and for evaluating board performance and recommending nominees for election as directors.

         The current members of the Executive Committee are Messrs. Rolf D. Schmidt (Chair), Thurman and Toni; of the Audit Committee, Messrs. Carey and
Thurman (Chair); and of the Compensation Committee, Messrs. Carey (Chair), Lorelli and F. William Schmidt.

Director Compensation

         Directors who are employees of the Company receive no compensation for serving on the Board of Directors. Non-employee directors of the Company currently receive annual compensation of $24,000 and $1,500 for each meeting of the Board of Directors attended in person or participated in telephonically. In addition, pursuant to the Plan, each non-employee director receives a one-time grant of options to purchase 25,000 shares of Common Stock upon election to the Board of Directors and each non-employee director in office immediately before and after the annual election of directors receives options to purchase 5,000 shares of Common Stock. The Board of Directors, upon recommendation of the Compensation Committee, has unanimously voted to modify the compensation for non-employee directors to further encourage stock ownership in the Company by non-employee directors. The modifications to the compensation of non-employee directors, which are contained in amendments to the existing Amended and Restated 1996 Equity Compensation Plan (the "Old Plan," and from time to time referred to herein together with the New Plan as the "Plan"), are subject to stockholder approval. See "Approval and Adoption of Amended and Restated 1996 Equity Compensation Plan--Proposal."

Compensation Committee Interlocks and Insider Participation

         F. William Schmidt, a member of the Compensation Committee, was a party to certain transactions with the Company. See "Certain Transactions."

Share Ownership Guideline

         On March 11, 1997, the Board of Directors adopted the following guideline for Company stock ownership by non-employee directors: each non-employee director should own shares of Company Common Stock with a value, at any time within two years after such director joins the Board of Directors and at the greater of cost or market value, equal to $100,000.

Requirements for Advance Notification of Nominations

         Article Two of the Company's By-Laws provides that no person may be nominated for election as a director by a stockholder at an annual or special meeting unless written notice of such stockholder's intent to make such nomination has been delivered to the Secretary of the Company at the principal executive offices of the Company (i) with respect to an election to be held at an annual meeting of stockholders, which meeting is to be held no earlier than 30 days before and no later than 60 days after the first anniversary date of the previous year's annual meeting, not earlier than 90 days and not later than 60 days in advance of the first anniversary date of the previous year's annual meeting; (ii) with respect to an election to be held at an annual meeting of stockholders, which meeting is to be held more than 30 days before or more than 60 days after the first anniversary date of the previous year's annual meeting, not earlier than 90 days prior to such meeting and not later than the later of 60 days in advance of such meeting or 10 days following the date of the first public announcement of the date of such meeting; (iii) with respect to an election to be held at an annual meeting at which a director will be elected to fill an increase in the number of directors to be elected to the Board of Directors, which increase has not been publicly announced more than 70 days prior to the first anniversary date of the previous year's annual meeting, not later than the close of business on the tenth day after the first public announcement of such increase; and (iv) with respect to an election to be held at a special meeting of stockholders for the election of directors, not earlier than 90 days prior to such meeting and not later than the later of 60 days prior to such meeting or the tenth day following the date on which public announcement of the date of such meeting and of the nominees for the Board of Directors is first made. The By-Laws define a "public announcement" as a press release reported by the Dow Jones News Service, the Associated Press or a comparable national news service or disclosure in a document publicly filed by the Company with the Securities and Exchange Commission (the "SEC") pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         A notice from a stockholder shall set forth: (a) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of the stockholder as they appear on the Company's books, and of such beneficial owner; (b) the number of shares of the Company which are owned of record and beneficially by such stockholder and such beneficial owner; (c) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC in an election contest or would otherwise be required pursuant to the Exchange Act and Rule 14a-11 thereunder; and (d) the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                            APPROVAL AND ADOPTION OF
                              AMENDED AND RESTATED
                          1996 EQUITY COMPENSATION PLAN

Proposal

         At the Annual Meeting, there will be presented to stockholders a proposal to approve and adopt the New Plan. At its March 11, 1997 meeting, the Board of Directors unanimously voted to amend and restate the Old Plan, subject to stockholder approval at the Annual Meeting. The New Plan will not be effective unless and until stockholder approval is obtained.

         As proposed, the New Plan modifies the Old Plan to (i) beginning with the 1997 Annual Meeting, increase from 5,000 to 7,500 the number of shares underlying the non-qualified stock option each non-employee director in office immediately before and after the annual election of directors is to receive on each date on which the Company holds its annual meeting of stockholders and (ii) provide non-employee directors with the choice to receive options in lieu of all or part of their annual compensation for serving on the Board of Directors by making an election at or prior to the annual meeting. Pursuant to the latter proposal, directors will receive that number of options determined by multiplying the portion of their annual compensation they elect not to receive in cash by three and dividing the resulting product by the closing sale price of the Company's Common Stock on the Nasdaq National Market on the date of the annual meeting. The exercise price of the options will be the market price on the date of grant. The options will vest 50% as of the date of grant and will vest thereafter in 25% increments on each of the first two anniversaries of the date of grant. The options will have a term of ten years. The New Plan is also being submitted to the stockholders for approval to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). See "--Description of the Amended and Restated 1996 Equity Compensation Plan--Section 162(m)."

         The Board of Directors believes the Plan helps the Company attract, retain and motivate Plan participants and encourages such participants to devote their best efforts to the business and financial success of the Company.

         The Board of Directors believes that increasing the number of shares underlying options granted annually to non-employee directors is in the best interest of the Company because it will help the Company continue to attract, retain and motivate qualified directors. The Company believes that offering non-employee directors the choice to receive options in lieu of their annual cash compensation will further the goal of aligning the goals of stockholders with those of directors, since directors electing to receive options in lieu of cash will receive compensation only to the extent that the market price of the Common Stock exceeds the exercise price, which will be the market price on the date of grant. Therefore, non-employee directors making the election will have a greater percentage of their compensation dependent on the value created for stockholders. The Company believes that determining the number of options to be received pursuant to the formula described above is consistent with emerging trends in directors' compensation and will make the options an attractive alternative for the directors.

         The principal terms of the New Plan are discussed below.

Vote Required for Approval

         Approval of the proposal to approve and adopt the New Plan requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions may be specified on the proposal and will be considered present at the meeting, but will not be counted as affirmative votes. Abstentions, therefore, will have the practical effect of voting against the proposal because the affirmative vote of a majority of the shares present at the meeting with respect to this matter is required to approve the proposal. Broker non-votes are considered not present at the meeting with respect to this matter and, therefore, will not be voted or have any effect on the proposal.

         The Board of Directors unanimously recommends a vote FOR the proposal.

         The New Plan is set forth in Exhibit A to this Proxy Statement. The description of the New Plan is qualified in its entirety by reference to Exhibit A.

Description of the Amended and Restated 1996 Equity Compensation Plan

         The Old Plan was adopted by the Board of Directors on May 28, 1996 (the "effective date") and was amended and restated effective September 24, 1996 and November 1, 1996. The Plan provides for grants of stock options to selected officers (including officers who are also directors) of the Company or its subsidiaries, other employees of the Company or its subsidiaries and independent contractors and consultants who perform valuable services for the Company or its subsidiaries. Non-employee directors of the Company are entitled to receive formula stock option grants under the Plan. In addition, the Plan provides for grants of restricted stock and stock appreciation rights ("SARs") (herein, together with grants of stock options, collectively, "Grants") to participants other than non-employee directors of the Company. By encouraging stock ownership, the Company seeks to attract, retain and motivate such participants and to encourage such participants to devote their best efforts to the business and financial success of the Company. Shares of Common Stock issued or to be issued under the Plan are covered by a registration statement on Form S-8 which was filed with the SEC on December 12, 1996.

         General. Subject to adjustment in certain circumstances as discussed below, the Plan authorizes up to 1,000,000 shares of Common Stock for issuance pursuant to the terms of the Plan. If and to the extent Grants under the Plan expire or are terminated for any reason without being exercised, or the shares subject to a Grant are forfeited, the shares of Common Stock subject to such Grant will again be available for grant under the Plan.

         Administration of the Plan. The Plan is administered and interpreted by a committee (the "Committee") of the Board of Directors consisting of not fewer than two persons appointed by the Board of Directors from among its members, each of whom may be a "non-employee director" as defined in Rule 16b-3 under the Exchange Act and an "outside director" as defined by Section 162(m) of the Code. The Committee has the sole authority to determine (i) persons to whom Grants may be made under the Plan, (ii) the type, size and other terms and conditions of each Grant, (iii) the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for vesting and the acceleration of vesting, and (iv) any other matters arising under the Plan. The Committee has full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan, and for conduct of its business as it deems necessary or advisable, in its sole discretion. The Board of Directors has appointed the Compensation Committee to serve as this Committee.

         Grants. Grants under the Plan may consist of (i) options intended to qualify as incentive stock options ("ISOs") within the meaning of section 422 of the Code, (ii) "nonqualified stock options" that are not intended to so qualify ("NQSOs"), (iii) restricted stock or (iv) SARs.

         Eligibility for Participation. Grants may be made to any employee (including officers and directors) of, or independent contractors and consultants to, the Company or its subsidiaries. Non-employee directors of the Company are entitled only to formula grants of NQSOs. Independent contractors or consultants to the Company are not eligible to receive ISOs under the Plan. As of April 2, 1997, 41 employees and six directors (including five non-employee directors) were eligible for Grants under the Plan. During any calendar year, no participant may receive Grants under the Plan for more than 75,000 shares of Common Stock. As of April 2, 1997, 603,409 options were outstanding under the Plan and held by all participants as a group, at a weighted average exercise price of $5.97 per share, of which 137,753 were fully vested and exercisable. An additional 390,895 shares were reserved for issuance under the Plan. The last reported sale price of the Company's Common Stock as reported by the Nasdaq National Market on April 2, 1997 was $16.50.

         Options. The exercise price of any ISO granted under the Plan will not be less than the fair market value of the underlying shares of Common Stock on the date of grant, except that the exercise price of an ISO granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries may not be less than 110% of the fair market value of the underlying shares of Common Stock on the date of grant. The exercise price of an NQSO may be greater than, equal to or less than the fair market value of the underlying shares of Common Stock on the date of grant. The Committee will determine the term of each option; provided, however, that the exercise period may not exceed ten years from the date of grant, and the exercise period of an ISO granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries may not exceed five years from the date of grant. A participant may pay the exercise price (i) in cash, (ii) with the approval of the Committee, by delivering shares of Common Stock owned by the participant and having a fair market value on the date of exercise equal to the exercise price or (iii) by a combination of the foregoing. The participant may instruct the Company to deliver the shares of Common Stock due upon the exercise to a designated broker instead of to the participant.

         Formula Option Grants to Non-employee Directors. Non-employee directors are entitled to receive NQSOs pursuant to the formula grants under the Plan. According to the formula grants, each non-employee director who first became a member of the Board of Directors on or after the effective date of the Plan and before the consummation of the Company's initial public offering of Common Stock on September 30, 1996 (a "pre-IPO initial grant") received a grant of an NQSO to purchase 25,000 shares of Common Stock as of the date the non-employee director first became a member of the Board of Directors (which is the date of grant). Each non-employee director who first becomes a member of the Board of Directors after September 30, 1996 will receive a grant of an NQSO to purchase 25,000 shares of Common Stock as of the date the non-employee director becomes a member of the Board of Directors.

         Thereafter, under the Old Plan, on each date on which the Company holds its annual meeting of stockholders, each non-employee director in office immediately before and after the annual election of directors will receive a grant of an NQSO to purchase 5,000 shares of Common Stock. This 5,000 share amount is increased to 7,500 shares under the New Plan.

         The exercise price of an NQSO granted pursuant to a formula grant will be the fair market value of a share of Common Stock on the date of grant, except that the exercise prices of the pre-IPO initial grants were $7.00 per share. The term of each such option shall be ten years, and the options shall be exercisable with respect to 50% of the shares on the date of grant and an additional 25% on each of the first two anniversaries of the date of the grant, if the non-employee director continues to be a member of the Board of Directors.

         Pursuant to another change in the New Plan, non-employee directors can elect to receive options in lieu of all or a portion of their annual compensation (presently $24,000) for serving on the Board of Directors by making an election at or immediately prior to the annual meeting. Non-employee directors will receive that number of options determined by multiplying the portion of their annual compensation they elect not to receive in cash by three and dividing the resulting product by the closing sale price of the Company's Common Stock on the Nasdaq National Market on the date of the annual meeting. The exercise price will be the market price on the date of grant, and the options will have a term of ten years. The options will vest 50% as of the date of grant and will vest thereafter in 25% increments on each of the first two anniversaries of the date of grant, if the non-employee director continues to be a member of the Board of Directors.

         Restricted Stock. The Committee may issue shares of Common Stock to participants other than non-employee directors of the Company pursuant to the Plan. Shares may be issued for cash consideration or for no cash consideration, as the Committee determines. The number of shares of Common Stock granted to each participant shall be determined by the Committee, subject to the maximum limit described above. Grants of restricted stock will be made subject to such performance requirements, vesting provisions, transfer restrictions or other restrictions and conditions as the Committee may determine in its sole discretion.

         Stock Appreciation Rights. The Committee may grant SARs to participants other than non-employee directors of the Company in tandem with any stock option pursuant to the Plan. Unless the Committee determines otherwise, the exercise price of an SAR will be the greater of (i) the exercise price of the related stock option or (ii) the fair market value of a share of Common Stock on the date of grant of the SAR. When the participant exercises an SAR, the participant will receive the amount by which the fair market value of the Common Stock on the date of exercise exceeds the exercise price of the SAR. The participant may elect to have such amount paid in cash or in shares of Common Stock, subject to Committee approval. To the extent a participant exercises a SAR, the related option shall terminate. Similarly, upon exercise of a stock option, the related SAR, if any, shall terminate.

         Amendment and Termination of the Plan. The Board of Directors may amend or terminate the Plan at any time; provided, however, that, the Board of Directors may not amend the Plan, without stockholder approval, to (i) increase (except for increases due to the adjustments discussed below) the aggregate number of shares of Common Stock for which Grants may be made thereunder, or the individual limit of shares of Common Stock for which Grants may be made to any single individual under the Plan, (ii) modify the requirements as to eligibility to participate in the Plan or (iii) make any amendment that requires stockholder approval pursuant to Section 162(m) of the Code. The Plan will terminate on the day immediately preceding the tenth anniversary of its effective date, unless terminated earlier by the Board of Directors or extended by the Board of Directors with approval of the stockholders.

         Adjustment Provisions. Subject to the change of control provisions described below, in the event of certain transactions identified in the Plan, the Committee may appropriately adjust (i) the number of shares of Common Stock (and the exercise price per share) subject to the unexercised portion of any outstanding options or SARs, (ii) the number of shares of Common Stock covered by outstanding Grants, (iii) the number of shares of Common Stock for which Grants may be made under the Plan and (iv) the individual limit of shares for which Grants may be made to any individual under the Plan, and such adjustments shall be effective and binding for all purposes of the Plan.

         Change of Control of the Company. In the event of a change of control, unless the Committee determines otherwise, all options, restricted stock and SARs will become fully vested. Unless the Committee determines otherwise, each participant will be provided with advance written notice by the Company prior to the change of control (to the extent possible) and will have the right, within a designated period after such notice, to exercise the options and SARs in full or to surrender the options and SARs in exchange for a payment by the Company, in cash or Common Stock as determined by the Committee, in an amount equal to the excess of the then fair market value of the shares of Common Stock over the exercise price. Any options or SARs not timely exercised or surrendered will terminate unless exchanged or substituted with options or SARs of the successor corporation.

         A change of control is defined as (i) a tender offer, merger or other transaction as a result of which any person or group (other than Rolf D. Schmidt, F. William Schmidt or any entity controlled by either or both of them) becomes the owner, directly or indirectly, of more than 50.1% of the Common Stock or the combined voting power of the Company's then outstanding securities,
(ii) a liquidation or a sale of substantially all of the Company's assets, or
(iii) if, during any period of two consecutive years, the individuals who, at the beginning of such period, constituted the Board of Directors cease to constitute a majority of the Board of Directors, except as otherwise provided in the Plan.

         Section 162(m). Under Section 162(m) of the Code, the Company may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated officers in any one year. Total remuneration includes amounts received upon the exercise of stock options granted under the Plan and the value of shares received when shares of restricted stock become vested (or such other time when income is recognized). An exception does exist, however, for "performance-based compensation," including amounts received upon the exercise of stock options pursuant to a plan approved by stockholders that meets certain requirements. The Plan is intended to allow grants of options thereunder to meet the requirements of "performance-based compensation." Grants of restricted stock generally will not qualify as "performance-based compensation."

         Option grants to purchase the following number of shares of Common Stock have been made under the Plan from inception of the Plan through April 2, 1997: Robert V. Toni, 66,600 shares; J. Blount Swain, 43,050 shares; Jeffrey G. Clark, 40,100 shares; Joe B. Barefoot, 30,458 shares; current executive officers as a group, 180,208 shares; non-employee directors as a group, 75,000 shares; and all other employees as a group, 295,894 shares. Because options are granted from time to time by the Committee to those persons whom the Committee determines in its discretion should receive options, the benefits and amounts that may be received in the future by persons eligible to participate in the Plan are not presently determinable, except as to those future formula grants to be awarded to non-employee directors.

         Federal Income Tax Consequences. The current federal income tax treatment of Grants under the Plan is generally described below. Local and state tax authorities may also tax incentive compensation awarded under the Plan, and tax laws are subject to change. Participants are urged to consult with their personal tax advisors concerning the application of the general principles discussed below to their own situations and the application of state and local tax laws.

         There are no federal income tax consequences to a participant or to the Company upon the grant of an NQSO under the Plan. Upon the exercise of an NQSO, a participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price of the NQSO, and the Company generally will be entitled to a corresponding federal income tax deduction. Upon the sale of shares acquired by the exercise of an NQSO, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized by the participant at the time of exercise of the NQSO).

         A participant who is granted an ISO will not recognize taxable income for purposes of the regular income tax, upon either the grant or exercise of the ISO. However, for purposes of the alternative minimum tax imposed under the Code, in the year in which an ISO is exercised, the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price will be treated as an item of adjustment and included in the computation of the recipient's alternative minimum taxable income. A participant who disposes of the shares acquired upon exercise of an ISO after two years from the date the ISO was granted and after one year from the date such shares were transferred to him or her upon exercise of the ISO will recognize long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the exercise price (or the participant's other tax basis in the shares), and the Company will not be entitled to any tax deduction by reason of the grant or exercise of the ISO. As a general rule, if a participant disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements (a "disqualifying disposition"), his or her gain recognized on such a disposition will be taxed as ordinary income to the extent of the difference between the fair market value of such shares on the date of exercise and the exercise price, and the Company will be entitled to a deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income on such a disqualifying disposition will be long-term or short-term capital gain, depending upon the length of time the participant held his or her shares prior to the disposition.

         A participant normally will not recognize taxable income upon receiving a grant of restricted stock, and the Company will not be entitled to a deduction, until such stock is transferable by the participant or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the stock is either transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares (less any amounts paid for such shares) at that time, and the Company will be entitled to a deduction in the same amount. A participant may, however, elect to recognize ordinary compensation income in the year the restricted stock Grant is awarded in an amount equal to the fair market value of the shares subject to the restricted stock Grant (less any amounts paid for such shares) at that time, determined without regard to the restrictions. In such event, the Company generally will be entitled to a corresponding deduction in the same year. Any gain or loss recognized by the participant upon subsequent disposition of the shares will be capital gain or loss. If, after making the election, any shares subject to a restricted stock Grant are forfeited, or if the market value declines during the restriction period, the participant will not be entitled to any tax deduction or tax refund.

         There are no federal income tax consequences to a participant or to the Company upon the grant of an SAR under the Plan. Upon the exercise of an SAR, if the participant receives the appreciation inherent in the SAR in cash, the participant will recognize ordinary compensation income in an amount equal to the cash received. If the participant receives the appreciation in shares, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares received. The Company generally will be entitled to a corresponding federal income tax deduction at the time of the exercise of the SAR. Upon the sale of any shares acquired by the exercise of an SAR, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the amount of ordinary income recognized by the participant at the time of exercise of the SAR).

         Tax Withholding. The Company has the right to deduct from all Grants paid in cash or from other wages paid to an employee of the Company, any federal, state or local taxes required by law to be withheld with respect to Grants, and the participant or other person receiving shares under the Plan will be required to pay to the Company the amount of any such taxes which the Company is required to withhold with respect to such shares. A participant may elect to satisfy the Company's income tax withholding obligation by withholding shares received from the exercise of a stock option or a restricted stock Grant. The shares withheld may not exceed the participant's maximum marginal tax rate for federal, state and local tax liabilities.


                                NEW PLAN BENEFITS

               Amended and Restated 1996 Equity Compensation Plan

                                                      Number of Shares
            Name and Position                    Subject to Stock Options (1)

     Non-Employee Director Group                              37,500

(1) If the stockholders approve and adopt the New Plan, each non-employee director in office immediately before and after the annual election of directors, including the election of directors at this Annual Meeting, will receive a grant of an NQSO to purchase 7,500 shares of Common Stock. There are currently five non- employee directors, including Messrs. Carey, Lorelli, F. William Schmidt, Rolf D. Schmidt and Thurman.

         In addition, if the stockholders approve and adopt the New Plan, non-employee directors will be able to elect to receive options in lieu of their annual retainer fee. The Company does not yet know whether any directors will elect to do so. Moreover, because options are granted from time to time by the Committee to those persons whom the Committee determines in its discretion should receive options, additional benefits and amounts that may be received in the future by persons eligible to participate in the New Plan are not presently determinable.

                                              EXECUTIVE COMPENSATION

         The following table provides information concerning the annual and long-term compensation of the Company's Chief Executive Officer and the three most highly compensated executive officers other than the Chief Executive Officer who were executive officers as of December 31, 1996 (the "Named Officers").

                           Summary Compensation Table



                                                                                             Long-Term
                                                       Annual Compensation                  Compensation
                                                                                              Number of
                                                                                              Securities
                                                                                 Other Annual Underlying     All Other
                                                                                Compensation  Options      Compensation
        Name and Principal Position         Year        Salary($)  Bonus($)        ($)(1)      Awarded       ($)(3)

Robert V. Toni..........................    1996        215,000  130,000           --         66,600         1,987
   President and Chief Executive Officer    1995        198,000   50,000       64,473(2)          --         1,273

J. Blount Swain.........................    1996        138,450   85,000           --         43,050         1,552
   Vice President of Finance and Chief      1995        130,000       --       14,481             --           805
   Financial Officer

Jeffrey G. Clark........................    1996        127,200   80,000           --         40,100         1,342
   Vice President of Research and           1995        120,000       --       14,481             --           719
   Development

Joe B. Barefoot.........................    1996         95,850   60,000           --         30,458         1,023
   Vice President of Regulatory Affairs     1995         90,000       --       10,861             --           463
   and Quality Assurance

(1) Includes for 1995 the tax value of interests in the Company's predecessor, Tri-Point Medical L.P. (the "Partnership Interests") granted on December 31, 1995 to the Chief Executive Officer and the Named Officers. The aggregate tax value of the Partnership Interests on the date of grant to the Chief Executive Officer and the Named Officers totaled $61,545.
(2) Includes payment for relocation expenses and a payment to cover the related income tax liability in the aggregate amount of $42,751.
(3) Represents Company-paid life insurance premiums and 401(k) retirement plan matching contributions.

Stock Option Information

         The following table sets forth certain information concerning grants of stock options made during 1996 to each of the Named Officers. No stock appreciation rights were granted to any Named Officer during 1996.


                                               Option Grants in 1996


                         Individual Grants

               Number of  % of Total
              Securities   Options/
              Underlying     SARs                Market
               Options/   Granted to  Exercise  Price on
                 SARs      Employees   or Base    Grant                   Potential Realizable Value at Assumed Annual
                Granted    in Fiscal    Price    Date      Expiration   Rates of Stock Price Appreciation for Option Term (4)
  Name            (#)(1)     Year(2)   ($/Sh)  ($/Sh)(3)       Date      0% ($)        5% ($)        10% ($)

Robert V. Toni     66,600     15.2     5.00       8.00      5/29/06     199,800       534,875      1,048,496
J. Blount Swain    43,050      9.8     5.00       8.00      5/29/06     129,150       345,741        678,035
Jeffrey G. Clark   40,100      9.1     5.00       8.00      5/29/06     120,300       322,049        631,573
Joe B. Barefoot    30,458      6.9     5.00       8.00      5/29/06      91,374       244,613        479,712

(1) Options granted in 1996 have a ten-year term and vest 20% on the grant date of May 30, 1996 and 20% annually on the anniversary of the grant date thereafter.
(2)  Based on 439,602 options granted to employees in 1996.
(3) The options were granted on May 30, 1996, to become effective only upon the effectiveness of the Company's initial public offering of Common Stock, at an exercise price equal to the price to the public per share of Common Stock in the Company's initial public offering less $3.00. The Company's initial public offering commenced on September 25, 1996 at a price to the public of $8.00 per share.
(4) The potential realizable value is based on the term of the option at its time of grant (ten years in the case of the options listed above). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only, in accordance with the rules of the SEC, and do not reflect the Company's estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company's Common Stock and no gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.


               Aggregated Option Exercises in Last Fiscal Year and
                         Fiscal Year-End Option Values



                                               Number of Securities Underlying
                     Shares                      Unexercised Options/SARs            Value of Unexercised In-the-Money
                    Acquired        Value            at Fiscal Year-End (#)     Options/SARs at Fiscal Year-End ($)(1)
 Name            on Exercise (#)  Realized ($)   Exercisable              Unexercisable    Exercisable          Unexercisable
Robert V. Toni         --              --              13,320              53,280            129,870              519,480
J. Blount Swain        --              --               8,610              34,440             83,948              335,790
Jeffrey G. Clark       --              --               8,020              32,080             78,195              312,780
Joe B. Barefoot        --              --               6,092              24,366             59,397              237,568


(1) Calculated on the basis of the closing sale price of $14.75 per share of Common Stock on December 31, 1996 as quoted on the Nasdaq National Market, less the exercise price of $5.00 per share.

Employment Agreements

         Messrs. Toni, Swain, Clark and Barefoot each entered into an employment agreement with the Company in May 1996. The term of each agreement is from May 1, 1996 to May 31, 1999, with automatic one-year extensions unless 60 days' prior notice is given by either party. The agreements provide for annual base salaries of not less than $215,000, $138,450, $127,200 and $95,850, respectively, which salaries may be increased as determined by the Compensation Committee or the Board of Directors. Each agreement also provides for an annual bonus ranging from 20% to 60% of base salary to be awarded based on performance milestones to be established for each calendar year by the Compensation Committee based on the recommendation of the Chief Executive Officer. In connection with their employment agreements, in May 1996 the Company granted to Messrs. Toni, Swain, Clark and Barefoot, respectively, options to purchase 66,600, 43,050, 40,100 and 30,458 shares of Common Stock under the Plan at an exercise price of $5.00 per share. The options have a term of ten years and, provided employment has not been terminated for "cause" (as defined in the employment agreements), will vest in five equal annual installments, commencing as of the date of grant.

         If, following a "change in control" (as defined in each agreement), any of Messrs. Toni, Swain, Clark or Barefoot is terminated other than for "cause" (as defined in each agreement) or terminates his employment for "good reason" (as defined in each agreement), he will be entitled to receive all accrued and any pro rata incentive compensation to the date of termination and a continuation of his then current annual salary, incentive compensation and benefits for three years after such termination. In the event of termination for "cause," Messrs. Toni, Swain, Clark and Barefoot are entitled to a continuation of base salary, incentive compensation and benefits for a period of eighteen months in the case of Mr. Toni and one year for the others. The Company has agreed to indemnify Messrs. Toni, Swain, Clark and Barefoot to the maximum extent permitted by applicable law against all costs, charges and expenses incurred by each in connection with any action, suit or proceeding to which he may be a party or in which he may be a witness by reason of his being an officer, director or employee of the Company or any subsidiary or affiliate of the Company. Messrs. Toni, Swain, Clark and Barefoot have each agreed not to compete with the Company for two years after termination of their employment with the Company.


                              CERTAIN TRANSACTIONS

         The Company was incorporated in Delaware on February 20, 1996. From May 10, 1990 to February 29, 1996, the business of the Company was conducted by Tri-Point Medical L.P. (the "Partnership"). As of March 1, 1996, substantially all of the assets and liabilities of the Partnership, except for the indebtedness described below, were transferred to the Company in exchange for one share of Common Stock. Immediately prior to the Company's initial public offering on September 25, 1996, obligations of and interests in the Partnership were contributed to the Company in exchange for an aggregate of 9,600,000 shares of Common Stock issued to 13 individuals and entities, and the Partnership ceased to exist (the "Exchange").

         Rolf D. Schmidt and F. William Schmidt, directors and founders of the Company, and three partnerships controlled by one or both of them, received, as successors to the economic interest in the Partnership of Sharpoint Development Corporation ("Sharpoint"), the general partner of the Partnership, 5,453,750 shares of Common Stock in the Exchange. From the inception of the Partnership until March 29, 1996, Sharpoint provided the Company with loans in an aggregate principal amount of $10,502,000, which accrued interest at rates ranging from 9.5% to 9.75%. On March 29, 1996, in contemplation of the Exchange, Sharpoint contributed this debt, together with the accrued interest thereon, in the aggregate amount of $11,483,000, to the Partnership as partners' capital. The Schmidts are the only stockholders of Sharpoint.

         Under the Partnership agreement, CRX Medical Inc. ("CRX") and Caratec, L.L.C. ("Caratec"), the successor to CRX's limited partnership interest in the Partnership, were entitled to receive payments based on net revenues, subject to annual minimum payments of $150,000 in 1992, 1993 and 1994 and $250,000 thereafter. These payments aggregated approximately $993,000 on the date of the Exchange, at which time the payment obligations ceased to exist. CRX and Caratec also were entitled as a limited partner in the Partnership to payment of a percentage of the proceeds of a sale of all or substantially all of the assets of the Partnership. In connection with the Exchange, Caratec exchanged its right to receive such payments from the Partnership and its limited partnership interest for 1,776,250 shares of Common Stock. This transaction resulted in a non-cash expense of $14,210,000 in 1996 which equaled the difference between the value of the Common Stock issued to Caratec and its basis in the Partnership. The resulting charge to accumulated deficit was offset by a credit to additional paid-in capital.


            Notwithstanding anything to the contrary, the following Report of the Compensation Committee and the Performance Graph on page 18 shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


                      REPORT OF THE COMPENSATION COMMITTEE

         General Compensation Philosophy

          Among other responsibilities, it is the duty of the Compensation Committee to review the compensation of all executive officers of the Company, to recommend to the Board the base salary and other compensation of the Company's chief executive officer, to approve the base salaries of all other executive officers and to approve all bonuses and other compensation granted to executive officers. See "Matters Concerning Directors--General Information Concerning the Board of Directors and its Committees." It is the goal of the Compensation Committee to have a policy that will enable the Company to attract, retain and reward executive officers who contribute to both its short-term and long-term success. The Company's executive compensation is based on a pay-for-performance philosophy. The Compensation Committee believes that a significant portion of executive compensation, over the long term, should be dependent upon the value created for the stockholders, and that a significant portion should be dependant upon achieving key performance objectives.

         The Compensation Committee recognizes that, in the short-term, the value of the Company will be affected by many factors, some transient in nature and beyond the control of the Company's executives. This is especially true in the medical device industry, which is characterized by long product lead times, highly volatile stock prices and few commercial products. In order to attract and retain qualified executives in such an environment, the Compensation Committee attempts to create a balanced compensation package by combining components based upon the achievement of long-term value to stockholders with components based upon the achievement of shorter-term strategic goals. These goals generally include the progress of discovery research and development programs, adherence to budgets, strengthening of the Company's financial position and success in entering into appropriate business collaborations. The Compensation Committee expects that the achievement of these shorter-term goals will contribute to the long-term success of the Company.

         The Company competes against both medical device companies and pharmaceutical companies in the hiring and retention of qualified personnel. Particularly as compared to the pharmaceutical industry, the cash compensation of the Company's executives is below those levels available to executives of similar background and experience. Likewise, the Company does not offer the type of retirement benefits often available at such other entities. The Company must therefore place greater emphasis on long-term compensation, principally including the grant of stock options.

         The Company's compensation program for executive officers comprises base salary, performance bonuses, longer-term incentive compensation in the form of stock options, and benefits available generally to all of the Company's employees.

         Compensation Components

         Base Salary. Base salary levels for the Company's executive officers are reviewed on an annual basis by the Compensation Committee. In conducting this review, the Compensation Committee considers the various items noted above, including competitive factors and industry trends, as well as performance within the Company and changes in job responsibility. The Committee also reviews certain compensation information publicly available and gathered informally, and considers salary history at the Company. In 1996, Mr. Toni's base salary was increased by 9%, from $198,000 to $215,000.

         Performance Bonus Compensation. The Compensation Committee annually considers awards of cash bonuses to executives based on performance milestones adopted annually by the Committee in order to provide a direct financial incentive to achieve Company and individual objectives, generally related to the goals described above. The four individuals listed in the Summary Compensation Table are entitled to receive as bonuses a minimum of 20% of base salary and a maximum of 60% of base salary based on the Committee's evaluation of the individual's achievement of the performance milestones. The granting of other bonuses is discretionary.

         In determining the bonuses to the Company's executive officers in 1996, the Compensation Committee noted the Company's achievement of many of the 1996 executive performance milestones, including the execution of the Supply and Distribution Agreement with Ethicon, Inc., the submission of a premarket approval application for TraumaSeal(TM) and an initial public offering of the Company's Common Stock.

         Mr. Toni was awarded a cash bonus of $130,000 in 1996. In arriving at this award, the Committee considered the achievement of the 1996 milestones, in particular the agreement with Ethicon and the initial public offering.

         Stock Option Grants. The Plan is the Company's long-term equity incentive plan for executive officers and other selected employees. The objective of the Plan is to align the long-term financial interests of the option holder with the financial interests of the Company's stockholders. Stock option exercise prices are generally set at the prevailing market price at the time of grant, and stock options will only have value if the Company's stock price increases. (Certain stock options granted prior to the initial public offering were granted at a price below fair market value on the date of grant.) The Company believes that without such incentives, it would not be possible to attract and retain qualified managers or scientists. The Compensation Committee generally considers additional stock option grants on an annual basis as a means to continue to incentivize the Company's senior officers to work toward increasing stockholder value.

          Options to purchase an aggregate of 180,208 shares of the Company's Common Stock were awarded in 1996 to the Company's executive officers, including a grant of 66,600 shares to Mr. Toni. The options vest and become exercisable over a period of four years, with 20% vesting and becoming exercisable on the grant date and 20% vesting and becoming exercisable annually on the anniversaries of the grant date thereafter. The options were granted on May 30, 1996, to become effective upon the effectiveness of the Company's initial public offering of Common Stock, at an exercise price equal to the price per share of Common Stock to the public in the Company's initial public offering, less $3.00. The Company's initial public offering commenced on September 25, 1996 at a price to the public of $8.00 per share.

         Payments during 1996 to the Company's executives under the various programs discussed above were made with regard to the provisions of Section 162(m) of the Code. Section 162(m) limits the deduction that may be claimed by a "public company" for compensation paid to certain individuals to $1 million except to the extent that any excess compensation is "performance-based compensation." It is intended that in accordance with current regulations, the amounts received upon the exercise of stock options under the Plan qualify as "performance-based compensation."

                                              COMPENSATION COMMITTEE

                                              Dennis C. Carey, Ph.D.
                                              Michael K. Lorelli
                                              F. William Schmidt
March 11, 1997

                                PERFORMANCE GRAPH

         The graph below compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total stockholder return of (i) the Nasdaq Stock Market - US Index (the "Nasdaq - US Index"), and (ii) the S&P Health Care (Medical Products and Supplies) Index (the "Health Care Index"), assuming an investment of $100 on September 25, 1996 in each of the Common Stock of the Company, the stocks comprising the Nasdaq US Index and the stocks comprising the Health Care Index, and further assuming reinvestment of dividends.


                               (Performance Graph)

          INDEX         9/25/96        10/31/96       11/29/96        12/31/96
COMPANY                  100.0            84.4          129.7           184.4

NASDAQ - US INDEX        100.0            99.1          105.2           105.1

HEALTH CARE INDEX        100.0           100.0          102.8           103.2

                             INDEPENDENT ACCOUNTANTS

         Price Waterhouse LLP has served as the Company's independent accountants since 1992 and has been selected to continue in such capacity for the current year. The Company has requested that a representative of Price Waterhouse LLP attend the Annual Meeting. Such representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions of stockholders.


                                  OTHER MATTERS

         The Board of Directors is not aware of any matters not set forth herein that may come before the Annual Meeting. If, however, further business properly comes before the Annual Meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater-than-ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such reports received by the Company, the Company believes that during the year ended December 31, 1996 all filing requirements applicable to its officers, directors and ten-percent stockholders were satisfied, with the exception of one Form 4 which was filed late by Dennis C. Carey. Mr. Carey filed a late Form 4 with respect to the purchase of 1,500 shares of Common Stock in the open market in September 1996.


                STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

         Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with regulations adopted by the SEC. To be considered for inclusion in the proxy statement and form of proxy relating to the 1998 annual meeting, such proposals must be received by the Company no later than December 31, 1997. Proposals should be directed to the attention of the Secretary of the Company.

                                       By Order of the Board of Directors,

                                       J. Blount Swain
                                       Secretary

April 30, 1997

                                                                       EXHIBIT A


                           CLOSURE MEDICAL CORPORATION
               AMENDED AND RESTATED 1996 EQUITY COMPENSATION PLAN
                    As Amended Effective as of March 11, 1997

         The purpose of the Closure Medical Corporation 1996 Equity Compensation Plan (the "Plan") is to provide (i) designated officers (including officers who are also directors) and other employees of Closure Medical Corporation (the "Company") and its subsidiaries, (ii) non-employee members of the board of directors of the Company (the "Board"), and (iii) independent contractors and consultants who perform valuable services for the Company or its subsidiaries, with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights and restricted stock. The Company believes that the Plan will cause the participants to contribute materially to the growth of the Company, thereby benefitting the Company's stockholders, and will align the economic interests of the participants with those of the stockholders.

         1.       Administration

         The Plan shall be administered and interpreted by a committee (the "Committee"), which shall consist of two or more persons appointed by the Board. The Committee may consist of "outside directors" as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and related Treasury regulations, and may be "non-employee directors" as defined under Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act").

         The Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for vesting and the acceleration of vesting and (iv) deal with any other matters arising under the Plan.

         The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interests in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

         2.       Grants

         Incentives under the Plan shall consist of grants of incentive stock options, nonqualified stock options, stock appreciation rights and restricted stock (hereinafter collectively referred to as "Grants"). All Grants shall be subject to the terms and conditions set forth herein and to those other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual (the "Grant Letter"). The Committee shall approve the form and provisions of each Grant Letter to an individual. Grants under a particular Section of the Plan need not be uniform as among the grantees.

         3.       Shares Subject to the Plan

         (a) Subject to the adjustment specified below, the aggregate number of shares of common stock of the Company (the "Company Stock") that may be issued or transferred under the Plan is 1,000,000 shares in the aggregate. Notwithstanding anything in the Plan to the contrary, the maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any individual during any calendar year shall be 75,000 shares. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent options or stock appreciation rights granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any shares of restricted stock are forfeited, the shares subject to such Grants shall again be available for purposes of the Plan.

         (b) If there is any change in the number or kind of shares of Company Stock outstanding by reason of a stock dividend, recapitalization, stock split, or combination or exchange of shares, or a merger, reorganization or consolidation in which the Company is the surviving corporation, reclassification or change in par value or by reason of any other extraordinary or unusual events affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced due to the Company's payment of an extraordinary dividend or distribution, then (i) the maximum number of shares of Company Stock available for Grants, (ii) the maximum number of shares of Company Stock which any one individual participating in the Plan may be granted during the term of the Plan, (iii) the number of shares covered by outstanding Grants, and (iv) the price per share or the applicable market value of such Grants shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number or kind of issued shares of Company Stock to preclude the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. The adjustments determined by the Committee shall be final, binding and conclusive. Notwithstanding the foregoing, no adjustment shall be authorized or made pursuant to this Section to the extent that such authority or adjustment would cause any incentive stock option to fail to comply with section 422 of the Code.

         4.       Eligibility for Participation

         All employees of the Company and its subsidiaries ("Employees"), including Employees who are officers or members of the Board, shall be eligible to participate in the Plan. All members of the Board who are not employees of the Company or any of its subsidiaries ("Non-Employee Directors") shall be eligible only to receive nonqualified stock options pursuant to Section 6. Any independent contractors or consultants who perform valuable services to the Company or any of its subsidiaries ("Consultants") shall be eligible to participate in the Plan, but shall not be eligible to receive incentive stock options.

         The Committee shall select the Employees and Consultants to receive Grants and determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines. Employees, Consultants, and Non-Employee Directors who receive Grants under this Plan shall hereinafter be referred to as "Grantees". Non-Employee Directors shall receive Grants only in accordance with the terms of Section 6.

         Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including options granted to employees thereof who become Employees of the Company, or for other proper corporate purpose, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan.

         5.       Granting of Options

         (a) Number of Shares. The Committee, in its sole discretion, shall determine the number of shares of Company Stock that will be subject to each Grant of stock options to any Employee or Consultant.

         (b) Type of Option and Price. The Committee may grant options intended to qualify as "incentive stock options" within the meaning of section 422 of the Code ("Incentive Stock Options") or options which are not intended to so qualify ("Nonqualified Stock Options") or any combination of Incentive Stock Options and Nonqualified Stock Options (hereinafter collectively the "Stock Options"), all in accordance with the terms and conditions set forth herein.

         The purchase price of Company Stock subject to a Stock Option shall be determined by the Committee and may be equal to, greater than, or less than the Fair Market Value (as defined below) of a share of such Stock on the date such Stock Option is granted; provided, however, that (i) the purchase price of Company Stock subject to an

Incentive Stock Option shall be equal to, or greater than, the Fair Market Value of a share of such Stock on the date such Stock Option is granted and (ii) an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the option price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant.

         If the Company Stock is traded in a public market, then the Fair Market Value per share shall be (i) if the principal trading market for the Company Stock is a national securities exchange or the National Market segment of the Nasdaq Stock Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (ii) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices thereof on the relevant date, as reported on Nasdaq, or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Company Stock is not traded in a public market or subject to reported transactions or "bid" or "ask" quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

         (c) Option Term. The Committee shall determine the term of each Stock Option. The term of any Stock Option shall not exceed ten years from the date of grant. Notwithstanding the foregoing, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the option term does not exceed five years from the date of grant.

         (d) Exercisability of Options. Subject to Section 6, Stock Options shall become exercisable in accordance with the terms and conditions determined by the Committee, in its sole discretion, and specified in the Grant Letter. The Committee, in its sole discretion, may accelerate the exercisability of any or all outstanding Stock Options at any time for any reason. In addition, all outstanding Stock Options automatically shall become fully and immediately exercisable upon a Change of Control (as defined herein) in accordance with the provisions of Section 11, unless in cases not covered by Section 11(f), the Committee in its sole discretion determines not to accelerate such Stock Options upon a Change of Control. The Committee may make such determination prior to the Change of Control or, if the Committee making such determination following a Change of Control is comprised of the same members as served on the Committee immediately prior to such Change of Control, within five days following such Change of Control.

         (e) Manner of Exercise. A Grantee may exercise a Stock Option which has become exercisable, in whole or in part, by delivering a notice of exercise to the Committee with accompanying payment of the option price in accordance with Subsection (g) below. Such notice may instruct the Company to deliver shares of Company Stock due upon the exercise of the Stock Option to any registered broker or dealer designated by the Committee in lieu of delivery to the Grantee. Such instructions must designate the account into which the shares are to be deposited.

         (f)      Termination of Employment, Disability or Death.

                  (i) Except as provided below, a Stock Option may only be exercised while the Grantee is employed by the Company as an Employee, Consultant or member of the Board. In the event that a Grantee ceases to be employed by the Company for any reason other than a "disability", death, or "termination for cause", any Stock Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified in the Grant Letter), but in any event no later than the date of expiration of the option term. Any of the Grantee's Stock Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date.

                  (ii) In the event the Grantee ceases to be employed by the Company on account of a "termination for cause" by the Company, any Stock Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by the Company.

                  (iii) In the event the Grantee ceases to be employed by the Company because the Grantee is "disabled", any Stock Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified in the Grant Letter), but in any event no later than the date of expiration of the option term. Any of the Grantee's Stock Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date.

                  (iv) If the Grantee dies while employed by the Company or within 90 days after the date on which the Grantee ceases to be employed by the Company on account of a termination of employment specified in Section 5(f)(i) above (or within such other period of time as may be specified in the Grant Letter), any Stock Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified in the Grant Letter), but in any event no later than the date of expiration of the option term. Any of the Grantee's Stock Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date.

                  (v) For purposes of this Section 5(f), the term "Company" shall include the Company's subsidiaries, and the following terms shall be defined as follows: (A) "disability" shall mean a Grantee's becoming disabled within the meaning of section 22(e)(3) of the Code and (B) "termination for cause" shall mean, except to the extent otherwise provided in a Grantee's Grant Letter, a finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Grantee, that the Grantee has breached his or her employment or service contract with the Company, or has been engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information. In such event, in addition to the immediate termination of the Stock Option, the Grantee shall automatically forfeit all option shares for any exercised portion of a Stock Option for which the Company has not yet delivered the share certificates upon refund by the Company of the option price paid by the Grantee for such shares.

         (g) Satisfaction of Option Price. The Grantee shall pay the option price specified in the Grant Letter in (i) cash, (ii) with the approval of the Committee, by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of a Stock Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the option price or (iii) through any combination of (i) and (ii). The Grantee shall pay the option price and the amount of withholding tax due, if any, at the time of exercise. Shares of Company Stock shall not be issued or transferred upon exercise of a Stock Option until the option price is fully paid and any required withholding is made.

         (h) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, to the extent that the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year under the Plan or any other stock option plan of the Company or a parent or subsidiary exceeds $100,000, then such option as to the excess shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any participant who is not an Employee of the Company or any parent or subsidiary (within the meaning of section 424(f) of the Code).

         6.       Option Grants to Non-Employee Directors

         A Non-Employee Director shall be entitled to receive Nonqualified Stock Options in accordance with this Section 6.

         (a) Initial Grant. Each Non-Employee Director who first becomes a member of the Board on or after the initial effective date of this Plan (as specified in Section 19) will receive a grant of a Nonqualified Stock Option to purchase 25,000 shares of Company Stock immediately upon the date he or she becomes a member of the Board, except as provided in Section 6(b) below.

         (b) Pre-IPO Initial Grants. An initial grant made pursuant to Section 6(a) to a Non-Employee Director who first becomes a member of the Board on or after the initial effective date of this Plan and before the consummation of the Company's initial public offering of Common Stock (a "Pre-IPO Initial Grant") shall be made as of the date the Non-Employee Director first becomes a member of the Board on or after the effective date of this Plan (which is the date of grant) and shall become effective as of the Effective Time as defined in the Contribution and Exchange Agreement dated as of May 30, 1996 by and among (1) Sharpoint Development Corporation, (2) Robert V. Toni, J. Blount Swain, Jeffrey
G. Clark, Joe B. Barefoot, Jeffery C. Basham, Jeffrey C. Leung and Anthony V. Seaber, (3) Caratec, L.L.C., (4) Cacoosing Partners, L.P., OMI Partners, L.P., Triangle Partners, L.P., F. W. Schmidt and Rolf D. Schmidt, and (5) the Company; and provided, further, that if such Effective Time has not occurred on or prior to September 30, 1996, any Pre-IPO Initial Grants shall be null, void and of no further effect without any additional action required pursuant to the terms of this Plan. The purchase price per share of Company Stock subject to a Stock Option granted by a Pre-IPO Initial Grant shall be $1 less than the offering price to the public in the Company's initial public offering.

         (c) Annual Grants. On each date on which the Company holds its annual meeting of stockholders, commencing with the 1997 calendar year, each Non-Employee Director in office immediately after the annual election of directors (other than directors first elected at such meeting) will receive a grant of a Nonqualified Stock Option to purchase 7,500 shares of Company Stock. The date of grant of such annual Grants shall be the date of such annual meeting of stockholders.

         (d)      Election to Receive Annual Retainer in the Form of Stock
 Options.

                  (i) Before the beginning of each Plan Year (as defined below) that commences on or after June 4, 1997, each Non-Employee Director may elect to receive part or all of his or her Annual Retainer (as defined below) for the Plan Year in the form of Nonqualified Stock Options. The election shall be made by filing a written election with the Secretary of the Company before the beginning of the Plan Year. The election shall be irrevocable as of the first day of the Plan Year. If a Non-Employee Director makes no election under this
Section 6(d) for a Plan Year, the Non-Employee Director's Annual Retainer shall be paid in cash.

                  (ii) The term "Annual Retainer" shall mean the annual retainer fee paid by the Company to a Non-Employee Director for his or her services as a director, and shall not include meeting fees. The term "Plan Year" shall mean the approximately 12-month period beginning on the day after each annual meeting of the Company's stockholders and ending on the date of the next following annual meeting of the Company's stockholders.

                  (iii) Each Non-Employee Director at the beginning of a Plan Year who has elected to receive Stock Options for the Plan Year pursuant to Subsection (d)(i) above shall have his or her Annual Retainer for the Plan Year converted into a Nonqualified Stock Option to purchase shares of Company Stock pursuant to the formula described below. The Committee shall grant the Stock Option on the date of the annual shareholders meeting that immediately precedes the beginning of the Plan Year. Each Stock Option shall be evidenced by a Grant Letter in such form as the Committee shall approve. If a Non-Employee Director elects to have only a portion of his or her Annual Retainer for a Plan Year converted into a Stock Option, references to the "Annual Retainer" shall be deemed to refer to the portion of the Annual Retainer that is to be converted into a Stock Option. The Committee shall determine the number of shares of Company Stock for which the Non-Employee Director shall receive a Stock Option for the Plan Year based on the following formula:

         The Committee shall multiply the Annual Retainer by three and shall divide that product by the Fair Market Value of a share of Company Stock on the date of grant. The number of shares subject to the Stock Option shall be rounded down to the nearest whole share. Any portion of an Annual Retainer that is not converted into a Stock Option shall be paid in cash.

                  (iv) If an individual becomes a Non-Employee Director during a Plan Year, the Non-Employee Director may elect to receive his or her Annual Retainer for the Plan Year in the form of Stock Options by filing a written election with the Secretary of the Company on or before the date on which the individual becomes a Non-

Employee Director. The election shall be irrevocable as of the date on which the individual becomes a Non-Employee Director. If the Non-Employee Director elects to receive a Stock Option, the Non-Employee Director shall receive such Stock Option as of the first day on which he or she serves as a Non-Employee Director. The Committee shall grant the Non-Employee Director a Stock Option based on the Non-Employee Director's Annual Retainer multiplied by a fraction, the numerator of which is the number of days remaining in the Plan Year from and after the date the individual becomes a Non-Employee Director and the denominator of which is the number of days in the Plan Year. The number of shares subject to the Stock Option shall be computed according to the formula described in Subsection (d)(iii) above, based on the Fair Market Value of shares of Company Stock on the date of grant.

         (e) Exercisability. Stock Options granted under this Section 6 shall be exercisable with respect to 50% of the shares on the date of grant, and an additional 25% on each anniversary of the date of grant until such Stock Option is fully exercisable, if the Non-Employee Director remains a member of the Board through the applicable vesting date.

         (f) Purchase Price. The purchase price per share of Company Stock subject to a Stock Option granted under this Section 6 shall be equal to the Fair Market Value of a share of Company Stock on the date of grant, except as provided in Section 6(b) above.

         (g) Option Term. The term of each Stock Option granted pursuant to this Section 6 shall be ten years.

         (h) Applicability of Plan Provisions. Except as otherwise provided in this Section 6, the Nonqualified Stock Options granted to Non-Employee Directors shall be subject to the provisions of this Plan applicable to Nonqualified Stock Options granted to other persons, provided however that (i) with respect to the termination of Stock Options pursuant to the provisions of Section 5(f), the Committee shall not have discretion to modify the terms of such provisions in the Grant Letter and (ii) in the event of a Change of Control (as defined in Section 10), the provisions of Section 11 shall apply to Stock Options granted pursuant to this Section 6, except that the Committee shall not have discretion to modify the automatic acceleration provisions.

         7.       Restricted Stock Grants

         The Committee may issue or transfer shares of Company Stock to an Employee or Consultant under a Grant of restricted stock (a "Restricted Stock Grant"), upon such terms as the Committee deems appropriate. The following provisions are applicable to Restricted Stock Grants:

         (a) General Requirements. Shares of Company Stock issued pursuant to Restricted Stock Grants may be issued for consideration or for no consideration, at the sole discretion of the Committee. The Committee shall establish conditions under which restrictions on the transfer of shares of Company Stock shall lapse over a period of time or according to such other criteria as the Committee deems appropriate. The period of years during which the Restricted Stock Grant will remain subject to restrictions will be designated in the Grant Letter as the "Restriction Period."

         (b) Number of Shares. The Committee shall grant to each Grantee a number of shares of Company Stock pursuant to a Restricted Stock Grant in such manner as the Committee determines.

         (c) Requirement of Employment. If the Grantee ceases to be employed by the Company (as an Employee or Consultant) during a period designated in the Grant Letter as the Restriction Period, or if other specified conditions are not met, the Restricted Stock Grant shall terminate as to all shares covered by the Grant as to which restrictions on transfer have not lapsed and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems equitable.

         (d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Company Stock to which such Restriction

Period applies except to a Successor Grantee (as defined below) under Section 9. Each certificate for a share issued or transferred under a Restricted Stock Grant shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering any of the shares subject to restrictions when all restrictions on such shares have lapsed.

         (e) Right to Vote and to Receive Dividends. During the Restriction Period, unless the Committee determines otherwise, the Grantee shall have the right to vote shares subject to the Restricted Stock Grant and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee.

         (f) Lapse of Restrictions. All restrictions imposed under the Restricted Stock Grant shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of any conditions imposed by the Committee. The Committee may determine, as to any or all Restricted Stock Grants, that all the restrictions shall lapse without regard to any Restriction Period. All restrictions under all outstanding Restricted Stock Grants shall automatically and immediately lapse upon a Change of Control, unless, in cases not covered by Section 10(f), the Committee in its sole discretion determines that the restrictions shall not lapse upon a Change of Control. The Committee may make such determination prior to the Change of Control or, if the Committee making such determination following a Change of Control is comprised of the same members as served on the Committee immediately prior to such Change of Control, within five days following such Change of Control.

         8.       Stock Appreciation Rights

         (a) General Requirements. The Committee may grant stock appreciation rights ("SARs") to any Grantee in tandem with any Stock Option, for all or a portion of the applicable Stock Option, either at the time the Stock Option is granted or at any time thereafter while the Stock Option remains outstanding; provided, however, that in the case of an Incentive Stock Option, such rights may be granted only at the time of the Grant of such Stock Option. Unless the Committee determines otherwise, the base price of each SAR shall be equal to the greater of (i) the exercise price of the related Stock Option or (ii) the Fair Market Value of a share of Company Stock as of the date of Grant of such SAR.

         (b) Number of SARs. The number of SARs granted to a Grantee which shall be exercisable during any given period of time shall not exceed the number of shares of Company Stock which the Grantee may purchase upon the exercise of the related Stock Option during such period of time. Upon the exercise of a Stock Option, the SARs relating to the Company Stock covered by such Stock Option shall terminate. Upon the exercise of the SAR's, the related Stock Option shall terminate to the extent of an equal number of shares of Company Stock.

         (c) Value of SARs. Upon a Grantee's exercise of some or all of the Grantee's SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Company Stock or a combination thereof. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base price of the SAR as described in subsection (a).

         (d) Form of Payment. At the time of such exercise, the Grantee shall have the right to elect the portion of the amount to be received that shall consist of cash and the portion that shall consist of shares of Company Stock, which for purposes of calculating the number of shares of Company stock to be received, shall be valued at their Fair Market Value on the date of exercise of such SARs. The Committee shall have the right to disapprove a Grantee's election to receive cash in full or partial settlement of the SARs exercised and to require that shares of Company Stock be delivered in lieu of cash. If shares of Company Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

         (e) Certain Restrictions. An SAR is exercisable only during the period when the Stock Option to which it is related is also exercisable.

         9.       Transferability of Grants

         Only the Grantee or his or her authorized representative may exercise rights under a Grant. Such persons may not transfer those rights except by will or by the laws of descent and distribution or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee in its sole discretion pursuant to a qualified domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder). When a Grantee dies, the representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

         Notwithstanding the foregoing, the Committee may provide, in a Grant Letter, that a Grantee may transfer Nonqualified Stock Options to his or her children, grandchildren or spouse or to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners (a "Family Transfer"), provided that the Grantee receives no consideration for a Family Transfer and the Grant Letters relating to Nonqualified Stock Options transferred in a Family Transfer continue to be subject to the same terms and conditions that were applicable to such Nonqualified Stock Options immediately prior to the Family Transfer.

         10.      Change of Control of the Company

         As used herein, a "Change of Control" shall be deemed to have occurred if:

                  (a) As a result of a tender offer, stock purchase, other stock acquisition, merger, consolidation, recapitalization, reverse split, or sale or transfer of assets, any person or group (as such terms are used in and under Section 13(d) of the Exchange Act), but excluding Rolf D. Schmidt and F. William Schmidt or any entity controlled by either or both of them, becomes the beneficial owner (as defined in Rule 13-d under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50.1% of the common stock of the Company or the combined voting power of the Company's then outstanding securities;

                  (b) A liquidation or dissolution of the Company, or a sale (excluding transfers to subsidiaries) of all or substantially all of the Company's assets occurs; or

                  (c) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of at least two-thirds of the directors who were not directors at the beginning of such period was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of the period or who, in connection with their election or nomination, received the foregoing two-thirds approval.

         11.      Consequences of a Change of Control

         (a)      Notice.  Unless the Committee determines otherwise:

                  (i) If a Change of Control described in Section 10(a) or (b) will occur, then, not later than 10 days after the approval by the stockholders of the Company (or approval by the Board, if stockholder action is not required) of such Change of Control, the Company shall give each Optionee with any outstanding Stock Options written notice of such proposed Change of Control.

                  (ii) If a Change of Control described in Section 10(a) may occur without approval by the stockholders (or approval by the Board) and does so occur, or if a Change of Control described in Section 10(c) occurs, then, not later than 10 days after such Change of Control, the Company shall give each Optionee with any outstanding Stock Options written notice of the Change of Control.

         (b) Election Period. In connection with the Change of Control and effective only upon such Change of Control, unless the Committee determines otherwise, each Grantee shall thereupon have the right, within 20 days after such written notice is sent by the Company (the "Election Period"), to make an election as described in Subsection (c) with respect to all of his or her outstanding Stock Options (whether the right to exercise such Stock Options has then accrued or the right to exercise such Stock Options will occur or has occurred upon the Change of Control).

         (c) Election Right. The Committee shall determine, in its sole discretion, whether Grantees will have either or both of the rights described below. During the Election Period, unless the Committee determines otherwise, each Grantee shall have the right to elect:

                  (i) To exercise in full any installments of such Stock Options not previously exercised, or

                  (ii) To surrender all or part of such outstanding Stock Options, in exchange for a payment by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the excess over the purchase price of the then Fair Market Value of the shares of Company Stock subject to the Grantee's outstanding Stock Options.

         (d) Termination of Stock Options. If a Grantee does not make a timely election in accordance with Subsection (c) in connection with a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), the Grantee's Stock Options shall terminate as of the Change of Control. Notwithstanding the foregoing, a Stock Option will not terminate if assumed by the surviving or acquiring corporation, or its parent, upon a merger or consolidation and, with respect to an Incentive Stock Option, the assumption of the Option occurs under circumstances which are not deemed a modification of the Option within the meaning of sections 424(a) and 424(h)(3)(A) of the Code.

         (e)  Accounting and Tax Limitations.  Notwithstanding the foregoing:

                  (i) If the right described in Subsection (c)(ii) would make the applicable Change of Control ineligible for pooling of interests accounting treatment or make such Change of Control ineligible for desired tax treatment with respect to such Change of Control and, but for those provisions, the Change of Control would otherwise qualify for such treatment, the Grantee shall receive shares of Company Stock with a Fair Market Value equal to the cash that would otherwise be payable pursuant to Subsection (c)(ii) in substitution for such cash, and

                  (ii) If the termination of the Stock Options described in Subsection (d) would make the applicable Change of Control ineligible for pooling of interests accounting treatment and, but for such provision, the Change of Control would otherwise qualify for such treatment, each affected Grantee shall receive a replacement or substitute stock option issued by the surviving or acquiring corporation.

         (f) Other Limitations. Notwithstanding any other provision of this
Section 11, if a Change of Control described in Section 10(a) will occur, or if a Change of Control described in Section 10(b) will occur and the Company will not be the surviving corporation, then (i) all outstanding Stock Options shall be exercisable, (ii) the restrictions on all outstanding Restricted Stock shall lapse, (iii) the Committee notice required by Subsection (a) shall be mandatory and (iv) the Grantee shall have the right to make the election called for in Subsection (c), subject to the provisions of Subsections (d) and (e) and further subject to the Committee's right to permit only the election under Subsection
(c)(i).

         12.      Amendment and Termination of the Plan

         (a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that any amendment that increases the aggregate number (or individual limit for any single Grantee) of shares of Company Stock that may be issued or transferred under the Plan (other than by operation of Section 3(b)), or modifies the requirements as to eligibility for participation in the Plan, shall be subject to approval by the stockholders of the

Company and provided, further, that the Board shall not amend the Plan without stockholder approval if such approval is required by section 162(m) of the Code.

         (b) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date unless terminated earlier by the Board or unless extended by the Board with the approval of the stockholders.

         (c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 20(b). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 20(b) or may be amended by agreement of the Company and the Grantee consistent with the Plan.

         (d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

         13.      Funding of the Plan

         This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

         14.      Rights of Participants

         Nothing in this Plan shall entitle any Employee, Consultant or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

         15.      No Fractional Shares

         No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

         16.      Withholding of Taxes

         (a) Required Withholding. The Company shall have the right to deduct from all Grants paid in cash, or from other wages paid to the Grantee, any federal, state or local taxes required by law to be withheld with respect to such cash awards and, in the case of Grants paid in Company Stock, the Grantee or other person receiving such shares shall be required to pay to the Company the amount of any such taxes which the Company is required to withhold with respect to such Grants or the Company shall have the right to deduct from other wages paid by the Company the amount of any withholding due with respect to such Grants.

         (b) Election to Withhold Shares. A Grantee may make an election to satisfy the Company income tax withholding obligation with respect to a Stock Option, SAR or Restricted Stock by having shares withheld up to an amount that does not exceed the Grantee's maximum marginal tax rate for federal (including
FICA), state and local tax liabilities. Such election must be in the form and manner prescribed by the Committee and is subject to the prior approval of the Committee.

         17.      Requirements for Issuance of Shares

         No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

         18.      Headings

         Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

         19.      Effective Date of the Plan.

         This Plan shall be effective on May 28, 1996. The 1996 amendment and restatement was effective as of November 1, 1996. The 1997 amendment and restatement shall be effective as of June 4, 1997.

         20.      Miscellaneous

         (a) Substitute Grants. The Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation ("Substituted Stock Incentives"). The terms and conditions of the substitute grant may vary from the terms and conditions required by the Plan and from those of the Substituted Stock Incentives. The Committee shall prescribe the provisions of the substitute grants.

         (b) Compliance with Law. The Plan, the exercise of Stock Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

         (c) Ownership of Stock. A Grantee or Successor Grantee shall have no rights as a stockholder with respect to any shares of Company Stock covered by a Grant until the shares are issued or transferred to the Grantee or Successor Grantee on the stock transfer records of the Company.

         (d) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Letters issued under the Plan shall exclusively be governed by and determined in accordance with the law of the State of Delaware.

*****************************APPENDIX********************************

                                PROXY

                      CLOSURE MEDICAL CORPORATION

                         5265 Capital Boulevard
                      RALEIGH, NORTH CAROLINA 27616

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Robert V. Toni and J. Blount Swain, or either of them acting singly in the absence of the other, each with the power to appoint his substitute, the Proxy Agents of the undersigned to attend the Annual Meeting of Stockholders of Closure Medical Corporation (the "Company") to be held June 4, 1997 and any adjournments thereof, and with all powers the undersigned would possess if personally present, to vote upon the following matters as indicated on the reverse.


                                                                 SEE REVERSE
            (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)            SIDE

                   PLEASE DATE, SIGN AND MAIL YOUR
                PROXY CARD BACK AS SOON AS POSSIBLE.

                   ANNUAL MEETING OF STOCKHOLDERS
                     CLOSURE MEDICAL CORPORATION
                             JUNE 4, 1997

            (Arrow)  Please Detach and Mail in the Envelope Provided (Arrow)

A [X] Please mark your
      votes as in this
      example.


                  FOR        WITHHELD
1. Election of    [ ]          [ ]         Nominees: Dennis C. Carey        2. Approval and adoption of the  FOR   AGAINST  ABSTAIN
   Directors Class I                                 F. William Schmidt        Company's Amended and         [ ]     [ ]      [ ]
                                                                               Restated 1996 Equity
                                                                               Compensation Plan.

FOR, except vote withheld from the following nominees:                      3. In their discretion, the Proxy Agents are authorized
                                                                               to vote upon such other business as may properly
                                                                               come before the meeting.

                                                                               This proxy when properly executed will be voted
                                                                               in the manner directed herein by the undersigned
                                                                               stockholder. If no direction is made, this proxy
                                                                               will be voted FOR all nominees for election as the
                                                                               Class I directors and FOR Proposal Number 2. The
                                                                               undersigned hereby acknowledges receipt of the
                                                                               Notice of Annual Meeting of Stockholders and the
----------------------------------                                             related Proxy Statement.

                                                                               PLEASE MARK, SIGN AND DATE THIS PROXY CARD PROMPTLY
                                                                               AND RETURN IT USING THE ENCLOSED ENVELOPE.

SIGNATURE(S)_____________________________________________________________________________ DATE: __________________________, 1997

NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.
